Exhibit 10.16

August 30, 2021

Amergent Hospitality Group, Inc.

7621 Little Ave, Suite 414

Charlotte, NC 28226

Re: Indemnification by Cleveland Avenue, LLC

Ladies and Gentlemen:

This letter agreement (this “Agreement”) is entered into by and between Cleveland Avenue, LLC (“CA”) and Amergent Hospitality Group, Inc. (“AHG”) in connection with the execution of that certain Unit Purchase Agreement (the “Purchase Agreement”) by and among AHG, PizzaRev Acquisition LLC, and Pie Squared Investment, LLC, dated as of the date hereof. Except as otherwise specified herein, all capitalized terms used but not otherwise defined herein shall have the meanings given in the Purchase Agreement.

The parties hereto agree to the following:

1.	To the fullest extent permitted by law, CA shall indemnify, defend and hold harmless AHG and each of its affiliates, officers, directors, employees, agents, successors, and assigns (each, an “Indemnified Party” and collectively the “Indemnified Parties”) from and against all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees (each a “Loss” and collectively “Losses”), arising out of or in connection with any claim, suit, action, or proceeding (each a “Claim”) relating to the receipt or use, by or on behalf of Pie Squared Pizza, LLC, CA, or any affiliate of CA, of any funds under the Restaurant Revitalization Fund Program, other than the Escrowed Working Capital, prior to the Closing. Any Indemnified Party claiming to be entitled to indemnification hereunder shall promptly notify CA upon becoming aware of a Claim with respect to which CA is obligated to provide indemnification hereunder (“Indemnified Claim”). CA shall promptly assume control of the defense and investigation of the Indemnified Claim, with counsel reasonably acceptable to the Indemnified Party, and the Indemnified Party shall reasonably cooperate with CA in connection therewith, in each case at CA’s sole cost and expense. The Indemnified Party may participate in the defense of such Indemnified Claim, with counsel of its own choosing and at its own cost and expense. CA shall not settle any Indemnified Claim on any terms or in any manner that adversely affects the rights of any Indemnified Party without such Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed).

2.	This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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3.	This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. In the event of any conflict or inconsistency between this Agreement and the Purchase Agreement, the Purchase Agreement shall control.

4.	This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

5.	This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature page follows.]

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Sincerely,

CLEVELAND AVENUE, LLC

By:	/s/ Joseph McCoy
Name:	Joseph McCoy
Title:	Authorized Signatory

ACCEPTED, ACKNOWLEDGED, AND AGREED:

Amergent Hospitality Group, Inc.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt, Chief Executive Officer

Signature Page to Indemnification Letter Agreement – CA and Amergent